Exhibit 99.1

ENTREPRENEUR UNIVERSE BRIGHT GROUP Announces 2023 Q2 Financial Results

Xi’an, China, August 11, 2023 -- ENTREPRENEUR UNIVERSE BRIGHT GROUP (“EUBG” or the “Company”) (OTCQB: EUBG), a digital marketing consulting company, announced its unaudited financial results for the second quarter ended June 30, 2023.

Mr. Guolin Tao, CEO of Entrepreneur Universe Bright Group, commented, “Our business experienced a significant boost in revenue, with an increase of approximately 40.6% compared to the prior period. This phenomenal growth can be attributed to our top-notch consultation services which we provided to clients engaged in the live streaming business. Our team of experts offered invaluable insights and advice that helped our clients to improve their service delivery. We are proud to have played a significant role in this success story and look forward to continuing to provide exceptional services to our clients.”

Second Quarter 2023 Unaudited Financial Results

Unaudited Condensed Consolidated Statement of Operations for the Three Months Ended June 30, 2023 And 2022

	Three Months Ended June 30,
	2023		2022
	$	% of Revenues	$	% of Revenues

Revenues	$1,705,942	100%	$840,868	100%
Cost of revenues	(108,581)	(6)%	(113,332)	(13)%
Gross profit	1,597,361	94%	727,536	87%
Selling Expenses:	(5,279)	0%	(8,319)	(1)%
General and administrative expenses	(390,294)	(23)%	(331,385)	(39)%
Total other income (expenses), net	(55,476)	(3)%	58,099	7%
Income before income tax	1,146,312	67%	445,931	53%
Income tax expense	(455,865)	(27)%	(180,081)	(21)%
Net income	$690,447	40%	$265,850	32%

Revenue and cost of revenue: During the three months ended June 30, 2023, we generated revenue of $1,705,942, which represents an increase of $865,074 or 102.9% compared to the same period in the prior year. The increase was mainly contributed by our consultation services to a client engaged in live streaming business.

Cost of revenue for the three months ended June 30, 2023 was $108,581, which represented a slight decrease of $4,751 or 4.2% compared to the same period in the prior year.

As a result of the above, the gross profit was $1,597,361 for the three months ended June 30, 2023, which represented an increase of $869,825 or 119.6% as compared to the same period in the prior year. The increase in gross profit was primarily due to the increase in revenue as well as the decrease in cost of revenues, resulting in an increase in profit margin.

Selling expenses: During the three months ended June 30, 2023, we incurred $5,279 selling expenses, which represented a decrease of $3,040 or 36.5% as compared to the same period in the prior year. We maintained the selling expenses at a lower amount during the periods.

General and administrative expenses: During the three months ended June 30, 2023, we incurred $390,294 general and administrative expenses, which represented an increase of $58,909 or 17.8% as compared to the same period in the prior year. Our general and administrative expenses consisted mainly of audit fees, professional fees, payroll expenses and consultancy fees. The increase in general and administrative expenses was primarily due to an increase in audit fees related to the filing of a registration document during the period. Additionally, certain staff costs that were previously classified as selling expenses were reclassified as general and administrative expenses to better reflect their nature.

Total other income (expenses), net: During the three months ended June 30, 2023, we incurred net other expense of $55,476, which represented a difference of $113,575 or 195.5% as compared to the same period in the prior year. The difference was primarily attributable to exchange losses of US$74,178, which arose from the translation of certain foreign currency-denominated assets in our subsidiaries. Our net other income (expenses) mainly consisted of bank interest income, exchange rate differences and sundry income.

Income tax expense: During the three months ended June 30, 2023, we incurred income tax expense of $455,865, which represented an increase of $275,784 or 153.1% as compared to the same period in the prior year. The income tax expenses consisted of the Enterprise Income Tax charged in China and the withholding tax incurred in Hong Kong.

For the three months ended June 30, 2023, our income tax expenses comprised of current tax expenses and deferred tax expenses of $358,019 and $97,846, respectively, compared to current tax expenses and deferred tax expenses of $131,409 and $48,672 for the three months ended June 30, 2022.

Net income: As a result of the above, we generated a net income of $690,447 and $265,850 for the three months ended June 30, 2023 and 2022, respectively.

Cash and cash equivalents: As of June 30, 2023 and 2022, $8,059,731 and $7,193,591 of the Company’s cash and cash equivalents, respectively were held at financial institutions and online payment platforms located in the PRC and Hong Kong that management believes to be of high credit quality.

Unaudited Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2023 And 2022

	Six Months Ended June 30,
	2023		2022
	$	% of Revenues	$	% of Revenues

Revenues	$2,882,878	100%	$2,049,872	100%
Cost of revenues	(223,135)	(8)%	(425,811)	(21)%
Gross profit	2,659,743	92%	1,624,061	79%
Selling Expenses:	(6,718)	0%	(24,914)	(1)%
General and administrative expenses	(813,796)	(28)%	(642,673)	(31)%
Total other income, net	30,813	1%	159,921	8%
Income before income tax	1,870,042	65%	1,116,395	54%
Income tax expense	(748,138)	(26)%	(459,372)	(22)%
Net income	$1,121,904	39%	$657,023	32%

Revenue and cost of revenue: During the six months ended June 30, 2023, we generated revenue of $2,882,878, which represents an increase of $833,006 or 40.6% compared to the same period in the prior year. The increase was mainly contributed by our consultation services to a client engaged in live streaming business.

Cost of revenue for the six months ended June 30, 2023 was $223,135, which represented a decrease of $202,676 or 47.6% compared to the same period in the prior year. The decrease in cost of revenue is mainly due to the absence of direct operating costs related to digital training services used in the current period. For the six months ended June 30, 2022, direct operating costs related to these services were $206,783.

As a result of the above, the gross profit was $2,659,743 for the six months ended June 30, 2023, which represented an increase of $1,035,682 or 63.8% as compared to the same period in the prior year. The increase in gross profit was primarily due to the increase in revenue, resulting in an increase in profit margin, and was further supported by the temporary suspension of digital training services that typically had lower profit margins.

Selling expenses: During the six months ended June 30, 2023, we incurred $6,718 selling expenses, which represented a decrease of $18,196 or 73.0% as compared to the same period in the prior year. The decrease of selling expenses was mainly due to the tightening of entertainment policies and no staff costs incurred in selling activities during the current period.

General and administrative expenses: During the six months ended June 30, 2023, we incurred $813,796 general and administrative expenses, which represented an increase of $171,123 or 26.6% as compared to the same period in the prior year. Our general and administrative expenses consisted mainly of audit fees, professional fees, payroll expenses and consultancy fees. The increase in general and administrative expenses was primarily due to an increase in audit fees related to the filing of a registration document during the period. Additionally, certain staff costs that were previously classified as selling expenses were reclassified as general and administrative expenses to better reflect their nature.

Total other income, net: During the six months ended June 30, 2023, we recorded net other income of $30,813, which represented a decrease of $129,108 or 80.7% as compared to the same period in the prior year. The different was mainly due to certain sundry income generated in the prior year that did not recur in the current period, as well as exchange losses of US$53,630, which arose from the translation of certain foreign currency-denominated assets in our subsidiaries. Our net other income mainly consisted of bank interest income, exchange rate differences and sundry income.

Income tax expense: During the six months ended June 30, 2023, we incurred income tax expense of $748,138, which represented an increase of $288,766 or 62.9% as compared to the same period in the prior year. The income tax expenses consisted of the Enterprise Income Tax charged in China and the withholding tax incurred in Hong Kong.

For the six months ended June 30, 2023, our income tax expenses comprised of current tax expenses and deferred tax expenses of $573,420 and $174,718, respectively, compared to current tax expenses and deferred tax expenses of $335,479 and $123,893 for the six months ended June 30, 2022.

Net income: As a result of the above, we generated a net income of $1,121,904 and $657,023 for the six months ended June 30, 2023 and 2022, respectively.

About ENTREPRENEUR UNIVERSE BRIGHT GROUP

ENTREPRENEUR UNIVERSE BRIGHT GROUP is a digital marketing consultation company with its main operation in China, providing marketing consulting services to Chinese start-up companies. The company provides consulting services, sourcing and marketing services in China through its PRC subsidiary with support from its HK subsidiary. Its PRC subsidiary provides services aimed at connecting businesses with e-commerce platforms.  The integrated service platform focuses on strategic marketing and consulting. The company’s mission is to help start-up companies and small-size companies and guide these companies’ founders in utilizing the company’s digital marketing consulting plan to reach their business goals. For more information about the Company, please visit: http://www.eubggroup.com/.

Safe Harbor Statement

This press release contains projections and “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 related to the Company’s business.. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the Company’s goals and strategies; the Company’s future business development; financial condition and results of operations; product and service demand and acceptance; reputation and brand; the impact of competition and pricing; changes in technology; government regulations; fluctuations in general economic and business conditions in China and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

The Company:

Jianyong Li

Email: lijianyong@eubggroup.com

Phone: +86-(029) 86100263

Investor Relations:

Tina Li
EverGreen Consulting Inc.
Email: IR@changqingconsulting.com

Mobile: +86-13721971703 (from China)

+1-281-250-4349 (from U.S.)

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022

(UNAUDITED)

(In U.S. dollars except for number of shares)

	June 30, 2023	December 31, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,059,731	$7,193,591
Accounts receivable	421,736	234,978
Other receivables and prepayments	58,052	73,069
Total current assets	8,539,519	7,501,638

NON-CURRENT ASSETS
Plant and equipment, net	142,943	188,889
Operating lease right-of-use assets, net	53,310	83,077
Total non-current assets	196,253	271,966

TOTAL ASSETS	$8,735,772	$7,773,604

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$197,457	$369,727
Other payables and accrued liabilities – related party	3,902	-
Receipt in advance	-	1,710
Operating lease liabilities, current	53,310	54,705
Tax payables	363,685	94,758
Amount due to a director	3,496	167,936
Total current liabilities	621,850	688,836

NON-CURRENT LIABILITY
Deferred tax liabilities	200,639	172,196
Operating lease liabilities, non-current	-	28,372
Total non-current liabilities	200,639	200,568

TOTAL LIABILITIES	822,489	889,404

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001 per share, 1,100,000 shares authorized, Nil (December 31, 2022: Nil) shares issued and outstanding as of June 30, 2023	-	-
Common stock, par value $0.0001 per share; 1,800,000,000 shares authorized, 1,701,181,423 (December 31, 2022: 1,701,181,423) shares issued and outstanding as of June 30, 2023	170,118	170,118
Additional paid-in capital	6,453,048	6,453,048
Statutory reserves	65,911	65,911
Retained earnings	1,169,119	47,215
Accumulated other comprehensive income	55,087	147,908
Total stockholders’ equity	7,913,283	6,884,200
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,735,772	$7,773,604

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(UNAUDITED)

(In U.S. dollars except for number of shares)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Revenue	1,705,942	840,868	$2,882,878	$2,049,872
Cost of revenue	(108,581)	(113,332)	(223,135)	(425,811)
Gross profit	1,597,361	727,536	2,659,743	1,624,061
Selling expenses	(5,279)	(8,319)	(6,718)	(24,914)
General and administrative expenses	(390,294)	(331,385)	(813,796)	(642,673)
Profit from operations	1,201,788	387,832	1,839,229	956,474
Other income (expenses):	-
Interest income	10,764	12,637	18,500	22,967
Exchange gain (loss)	(74,178)	27,862	(53,630)	27,922
Sundry income	7,938	17,600	65,943	109,032
Total other income(expenses), net	(55,476)	58,099	30,813	159,921
Income before income tax	1,146,312	445,931	1,870,042	1,116,395
Income tax expense	(455,865)	(180,081)	(748,138)	(459,372)
Net income	$690,447	265,850	$1,121,904	$657,023
Other comprehensive loss	-
Foreign currency translation adjustment	(77,327)	(231,781)	(92,821)	(236,916)
Total comprehensive income	$613,120	34,069	$1,029,083	$420,107

Net income per share - Basic and diluted	$0.00 *	0.00 *	$0.00 *	$0.00 *
Weighted average number of common shares outstanding
- Basic and Diluted	1,701,181,423	1,701,181,423	1,701,181,423	1,701,181,423

*	Less than $0.01 per share

ENTREPRENEUR UNIVERSE BRIGHT GROUP

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(UNAUDITED)

(In U.S. dollars)

	For the six months ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$1,121,904	$657,023
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	40,298	42,322
Amortization of operating lease right-of-use assets	26,907	27,395
Deferred tax	28,230	123,894
Changes in operating assets and liabilities:
Other receivables and prepayments	12,259	19,049
Accounts receivable	(207,645)	(213,535)
Accounts payable	-	(113,645)
Other payables and accrued liabilities	(160,301)	(170,904)
Tax payables	286,498	125,057
Contract liabilities	-	(212,060)
Receipt in advance	(1,703)	(5,064)
Operating lease liabilities	(26,908)	(27,395)
Net cash generated from operating activities	1,119,539	252,137

Cash flows used in investing activities
Purchase of property, plant and equipment	(1,877)	(8,381)

Cash flows used in financing activities
Repayment to a director	(164,441)	-

Effect of exchange rates on cash	(87,081)	(255,625)

Net increase (decrease) in cash and cash equivalents	866,140	(11,869)
Cash and cash equivalents at beginning of period	7,193,591	7,649,129
Cash and cash equivalents at end of period	$8,059,731	$7,637,260

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$286,922	$224,055